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                                                                     EXHIBIT 4.2

                           BELDEN & BLAKE CORPORATION

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

       1.1 ESTABLISHMENT OF THE PLAN. Belden & Blake Corporation hereby establishes an incentive compensation plan to be known as the "Belden & Blake Corporation Non-Employee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Non-qualified Stock Options to Non-employee Directors, subject to the terms and provisions set forth herein.

       The Plan has been adopted by the Board of Directors of the Company, subject to the approval of shareholders at the 1994 annual shareholders meeting. Subject to the approval of the shareholders, the Plan shall become effective as of March 17, 1993 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

       1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Non-employee Directors to those of Company shareholders, and to attract and retain Non-employee Directors of outstanding competence.

       1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 16, 2002.

ARTICLE 2.  DEFINITIONS

       Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

       (a) "Award" means a grant of Non-qualified Stock Options under the Plan.

       (b) "Award Agreement" means an agreement entered into by and between the Company and a Non-employee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

       (c) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of
               Directors designated by the Board to administer part or all of the Plan.
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                                                                     EXHIBIT 4.2


       (d) "Change in Control" of the Company shall be deemed to occur in the event that (i) the Company is the surviving corporation in a merger or other corporate reorganization as a result of which less than 75% of the outstanding voting securities of the Company are owned by persons who were shareholders of the Company immediately prior to such merger or corporate reorganization, (ii) 30% of the outstanding voting securities of the Company become owned (whether directly, indirectly, beneficially or of record) by any person or group within the meaning of the Exchange Act other than Henry S. Belden IV (or his heirs or members of his immediate family) or a pension, retirement, profit sharing, employee stock ownership or other employee benefit plan of the Company or an affiliate thereof or
               (iii) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Company's shareholders of each new director of the Company was approved by the vote of at least two-thirds still in office who were directors of the Company at the beginning of such period.

       (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (f) "Company" means Belden & Blake Corporation, an Ohio corporation, or any successor thereto as provided in Section 9.7 herein.

       (g) "Director" means any individual who is a member of the Board of Directors of the Company.

       (h) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3).

       (i) "Employee" means any full-time, non-union, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

       (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

       (k) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Board.





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       (l)     "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

       (m) "Non-qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein.

       (n) "Option" means a Non-qualified Stock Option granted under the Plan.

       (o) "Option Price" means the price at which a Share may be purchased under an Option.

       (p) "Participant" means a Non-employee Director of the Company who has outstanding a viable Award granted under the Plan.

       (q) "Shares" means the shares of common stock, without par value, of the Company.

ARTICLE 3.  ADMINISTRATION

       3.1 THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, subject to the restrictions set forth in the Plan.

       3.2 ADMINISTRATION BY THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan).

       3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

       4.1     NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 herein, the total number of Shares available for grant under the Plan may not exceed 120,000.

       4.2 LAPSED AWARDS. If any Shares under an Option granted under the Plan terminates, expires, or lapses for any reason, such Shares again shall be available for grant under the Plan. However, in the event that prior to the Award's termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or





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
interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

       4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, combination of shares, or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Awards as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception for grants of Awards to Directors, as set forth in Rule 16b-3(c)(ii)(A) of the Exchange Act.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

       5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

       5.2 ACTUAL PARTICIPATION. All eligible Non-employee Directors shall receive grants of Options pursuant to the terms and provisions set forth in
Article 6 herein.

ARTICLE 6.  NON-QUALIFIED STOCK OPTIONS

       6.1 INITIAL GRANT OF OPTIONS. On March 17, 1993 each individual who is a Non-employee Director on that date shall be granted an Option to purchase 2,000 Shares, contingent on shareholder approval of the Plan at the 1994 annual shareholders meeting. The specific terms and provisions of such Options shall be incorporated in Award Agreements, executed pursuant to Section 6.4 of the Plan.

       6.2 SUBSEQUENT GRANTS OF OPTIONS. Subject to shareholder approval of the Plan as aforesaid and subject to the limitation on the number of Shares subject to the Plan, on the day following the 1994 annual meeting of shareholders and on the day following each annual meeting of shareholders thereafter during the duration of the Plan, each Non-employee Director shall be granted an Option to purchase 2,000 Shares.

       6.3 LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Sections 6.1 and 6.2 herein, no additional Options shall be granted under the Plan.

       6.4 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Board shall determine.





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       6.5     OPTION PRICE.  The purchase price per Share available for
purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

       6.6 DURATION OF OPTIONS. Except as otherwise provided herein, each Option shall expire on the tenth (10th) anniversary date of its grant.

       6.7     VESTING AND EXERCISABILITY OF SHARES SUBJECT TO OPTION.

       (a) INITIAL GRANT OF OPTIONS. The initial grant of Options pursuant to Section 6.1 hereof shall not vest and shall not be exercisable unless and until this Plan shall be approved by shareholders at the 1994 annual shareholders meeting. Subject to such approval and to the terms of this Plan, such Options shall vest and become exercisable according to the following schedule, provided that the Participant is serving as a Director on the vesting date.

                            Percentage of Shares    Cumulative Shares
Vesting Date                under Option that Vest  Option which are Vested
------------                ----------------------  -----------------------
Day after 1994 annual              33%                      33%
shareholders meeting

Day after 1995 annual              33%                      66%
shareholders meeting

Day after 1996 annual              33%                     100%
shareholders meeting
------------------------------------------------------------------------------

       (b) SUBSEQUENT GRANTS OF OPTIONS. Subject to the terms of this Plan, subsequent grants of Options pursuant to Section 6.2 hereof shall vest and become exercisable according to the following schedule, provided that the Participant is serving as a Director on the vesting date.

                            Percentage of Shares    Cumulative Shares under
Vesting Date                under Option that Vest  Option which are Vested
------------                ----------------------  -----------------------
Day after the first annual         33%                      33%
shareholders meeting after grant

Day after the second annual        33%                      66%
shareholders meeting after grant

Day after the third annual         33%                     100%
shareholders meeting after grant
------------------------------------------------------------------------------


       Regardless of the vesting schedule set forth in this Section 6.7 (b), all Options held by a Participant shall immediately become one hundred percent (100%) vested and exercisable upon the first to occur of the following events, provided that he is then serving as a Director:

       (a)     The death of the Participant; or





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       (b)     The Disability of the Participant; or

       (c)     The effective date of a Change in Control of the Company.

       6.8 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death or Disability, all Options not vested as of the effective date of such cessation shall be forfeited and shall revert back to the Company (with no further vesting to occur). All Options which are vested as of such date shall remain exercisable for six (6) months following the date the Director's service on the Board terminates, or until their expiration date, whichever period is shorter.

       In the event a Participant ceases to be a Director by reason of his death, the Option shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death, whichever period is shorter, by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

       In the event a Participant ceases to be a Director by reason of his Disability, the Option shall remain exercisable at any time prior to its expiration date, or for one (1) year after the Disability Date, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary.

       Options which vest pursuant to a Change in Control shall remain exercisable throughout their entire term.

       6.9 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

       The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b).

       As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

       6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock





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exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares; provided, however, that no such restriction shall be imposed if the restriction could result in the failure to comply with the "formula award" exception for grants of Awards to Directors, as set forth in Rule 16b-3(c)(ii)(A) of the Exchange Act.

       6.11 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.  CHANGE IN CONTROL

       Notwithstanding the provisions of Section 6.7 herein, in the event of a Change of Control during the term of one or more Options, each such Option which is outstanding as of the effective date of the Change of Control shall, effective as of the effective date of such Change of Control, become exercisable with respect to all unexercised Shares thereunder for the remainder of its term.

ARTICLE 8.  AMENDMENT, MODIFICATION, AND TERMINATION

       8.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 8.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Directors, the price of securities awarded to Directors, and the timing of awards to Directors, may not be amended more than once within any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended from time to time, or the rules thereunder.

       Without the approval of the shareholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto) no such termination, amendment, or modification may:

       (a) Increase the total number or value of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

       (b) Change the designation of the class of Participants eligible to participate in the Plan; or

       (c) Materially increase the cost of the Plan, or materially increase the benefits accruing to Participants.





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       8.2     AWARDS PREVIOUSLY GRANTED.  Unless required by law, no
termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 9.  MISCELLANEOUS

       9.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

       9.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       9.3 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise the Participant's vested Options following his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, at the Participant's death (and, subject to the terms and provisions of the Plan) any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate.

       9.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

       9.5 SHARES AVAILABLE. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

       9.6 ADDITIONAL COMPENSATION. Shares granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Participant as a result of his or her service on the Board.

       9.7 LIQUIDATION, MERGER, ETC. In the event the Company shall liquidate or dissolve, each Option outstanding under this Plan shall thereupon terminate, provided that such Options shall vest completely and become fully exercisable for a period of at least twenty days prior to such liquidation.

       In the event of a consolidation, merger or other corporate reorganization in which the Company is not the surviving corpora-





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
tion, each Option outstanding under this Plan shall thereupon terminate, provided that at least twenty days prior to the effective date of such consolidation, merger or other corporate reorganization, the Board of Directors of the Company shall do one of the following: (i) make such options immediately and full exercisable, (ii) arrange to have the surviving or consolidated corporation grant replacement options to the holders of such outstanding options, (iii) pay in cash the difference between the Option Price and the consideration receivable in the transaction by the holder of the number of shares of common stock equal to the number of shares subject to the Option.

       9.8 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       9.9 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.





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